[LETTERHEAD OF ANDERSEN ANDERSEN & STRONG, L.C.]


We hereby consent to the use of our report of Renu U International, Inc. dated August 5, 1999 for the year ended December 31, 1998 in their Form S-8.

Salt Lake City, Utah                     /s/ Andersen Andersen & Strong, L.C.
August 5, 1999